Exhibit 10.88

STORAGE SPACE LEASE

DATE: February 18, 2011

BETWEEN:	BROOKFIELD DB INC.
a Minnesota corporation
33 South Sixth Street, Suite 4640
	Minneapolis, Minnesota 55402	(“Landlord”)

AND:	RBC CAPITAL MARKETS, LLC
a Minnesota limited liability company
5100 Poplar Avenue, Suite 1000
	Memphis, TN 38137	(“Tenant”)

FOR PREMISES IN:	RBC PLAZA
60 South Sixth Street
	Minneapolis, Minnesota 55402	(“Building”)

Landlord and Tenant, in consideration of the covenants herein contained, hereby agree as follows:

1.	Definitions. In this Storage Space Lease (“Storage Space Lease”):

(a)	“Prime Lease” means the Amended and Restated Amendment of Lease to Lease of Office Space between the Landlord and Tenant dated June 6, 2003, covering certain premises in the Building.

(b)	“Storage Space” means 3,103 square feet of space located on the twenty-third (23rd) floor (Suite 2360) of the Building as shown on the attached Exhibit 1.

(c)	“Term” shall mean a month-to-month tenancy, commencing upon mutual execution and delivery of this Storage Space Lease to Tenant; provided, however, that either party shall have the right to terminate this Storage Space Lease by providing the other party with at least thirty (30) days prior written notice (“Notice”). Upon receipt of the Notice by either party, this Storage Space Lease shall terminate on the last day of the full month following receipt of such Notice. Upon termination of the Storage Space, Tenant shall have no further right to the Storage Space.

(d)	“Rent” means an amount equal to $3,878.75.00 per month ($46,545.00 per annum), based upon $15.00 per square foot of space in the Storage Space.

(e)	All other words and phrases, unless otherwise defined herein, have the meanings attributed to them in the Prime Lease.

2.	Lease of Storage Space. Landlord hereby leases the Storage Space to Tenant for the Term hereof on the following terms and conditions:

(a)	Rent. Tenant shall pay the Rent to Landlord in monthly installments and in the manner as rental payments are made pursuant to the Prime Lease.

(b)	Use. The Storage Space shall be used only for general storage purposes. No perishable or hazardous products shall be stored in the Storage Space.

(c)	Risk. Tenant shall indemnify and hold harmless Landlord from all expense, cost, claim or loss resulting from Tenant’s use of Storage Space or access thereto and assume the entire risk of loss or damage to items placed in the Storage Space and be fully responsible for its own security therein.

(d)	Additional Terms. All applicable terms and conditions of the Prime Lease shall be deemed to be part of this Storage Space Lease.

(e)	Insurance. Tenant shall be required to insure the Storage Space pursuant to the terms and conditions provided in Section 9.02 of the Lease. Tenant shall be required to delivery such proof of insurance prior to the commencement of the Term of the Storage Space.

(f)	Default. Notwithstanding anything contained herein, a default by Tenant under the Prime Lease shall be deemed to be a default by Tenant under this Storage Space Lease and, likewise, default by Tenant under this Storage Space Lease shall be deemed to be a default by Tenant under the Prime Lease.

(g)	Relocation. At any time during the Term, Landlord shall have the right to relocate the Storage Space to another location in the Building of the same or larger size at the monthly Rent specified herein. Tenant shall be responsible for moving all storage items to the new location and executing an amendment to this Storage Space Lease.

(h)	Condition. Tenant agrees that by executing this Storage Space Lease it is accepting the Storage Space in its condition “as-is,” and that Landlord has made and makes no representation or warranty of any kind about the condition of the Storage Space or its fitness for any use and that Landlord has no obligation hereunder to make repairs or replacements to the Storage Space or any part thereof.

(i)	Rent Increase. Rent may be adjusted as of January 1 of each year during the time this Storage Space Lease is in effect, to the fair rental value of storage space as determined by Landlord based upon, to the extent practicable, the current market rates for comparable storage space in the Building.

3.	Confirmation of Existing Terms. Except as specifically provided herein, the terms and conditions of the Prime lease are confirmed and continue in full force and effect.

4.	Binding Effect. This Storage Space Lease shall be binding on the heirs, administrators, successors and assigns (as the case may be) of the parties hereto.

5.	Conflicting Terms. In the event of any conflicts between the provisions of the Prime

Lease and the provisions of this Storage Space Lease, this Storage Space Lease shall control.

6.	Effective Date. This Storage Space Lease shall be effective only on such date as Landlord and Tenant both execute this Storage Space Lease.

IN WITNESS OF THIS STORAGE SPACE LEASE Landlord and Tenant have properly executed it as of the date set out on page one.

LANDLORD:	TENANT:
BROOKFIELD DB INC.	RBC CAPITAL MARKETS, LLC

By: /s/ Francis P. Halm	By: /s/ Steve Quint
Name: Francis P. Halm	Name: Steve Quint
Title: Vice President	Title: Director, Real Estate

By: /s/ David Sternberg	By:
Name: David Sternberg	Name:
Title: Senior Vice President	Title: